SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     February 18, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2011, the Company’s Board of Directors appointed Mr. James A. Blankenhorn, 46, as Chief Operating Officer (COO) of the Company.  It is anticipated that Mr. Blankenhorn will begin his employment with Perma-Fix in late May 2011. The terms of Mr. Blankenhorn’s compensation, which are effective upon his beginning of employment with the Company, are as follows:

•	Base annual salary of $245,000;
•	He would be entitled to participate in the Company’s performance incentive compensation bonus program, subject to recommendation by the Compensation Committee and approval by the Board of Directors;
•
Grant of 300,000 stock options for the purchase of up to 300,000 shares of the Company’s Common Stock, as an inducement to begin employment with the Company, with the exercise price to be the fair market value of the Company’s Common Stock at the time he begins employment, subject to recommendation by the Compensation Committee and approval by the Board of Directors;

•	$25,000 sign on bonus; and
•	Car allowance of $750 per month.

Mr. Blankenhorn has 24 years of experience in the nuclear industry supporting the Department of Energy’s Environmental Management and National Nuclear Security Administration programs, and Department of Defense programs.  In the past few years he has also authored and led technical and budget proposals that resulted in major contracts. His extensive background in all facets of operations and project management make him an exceptional addition to our team.

Prior to his acceptance as the COO of Perma-Fix, Mr. Blankenhorn served in a variety of senior management positions at URS Corporation, a publicly traded company which provides engineering, construction, and technical services for public agencies and private sectors.  Most recently, he served as the deputy project manager for the West Valley Environmental Services, LLC, in western New York where he directed a staff of 360 in the deactivation, decommissioning and clean up of facilities at West Valley.  From 2008 to early 2010, Mr. Blankenhorn was program director with Los Alamos National Security, LLC, responsible for the Waste Disposition Project at the Los Alamos National Laboratory where he supervised 440 people and was responsible for improving performance and achieving cost savings while developing a long term strategy for legacy wastes.  Mr. Blankenhorn spent 18 years at the Westinghouse Savannah River Company. Since 1986, Mr. Blankenhorn has been an officer (Lieutenant Colonel (P)) in the U.S. Army and Army Reserves serving in leadership positions within the U.S. Army Nuclear, Biological and Chemical program.  Mr. Blankenhorn holds a Master of Science degree – Strategic Studies from the U.S. Army War College, a Master of Science degree – Environmental/Hazardous Waste Management from National Technology University and a Bachelor of Science degree – Chemistry from the Florida Institute of Technology.    There are no transactions involving Mr. Blankenhorn and the Company requiring to be reported under Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 22, 2011.

99.2	Offer letter for position of COO dated February 18, 2011 from the Company to Mr. James Blankenhorn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 22, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Louis Centofanti
Dr. Louis F. Centofanti,
President and
Chief Executive Officer